Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) (collectively, the “Schedule 13D”) with respect to the Common Shares, no par value, of Brasil Telecom, S.A. and further agree that this Joint Filing Agreement be included as an exhibit to the Schedule 13D. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. Each of Telemar Participações S.A., Tele Norte Leste Participações S.A. and Telemar Norte Leste, S.A. expressly authorizes Coari Participações S.A. to file the Schedule 13D on its behalf. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: November 27, 2009

TELEMAR PARTICIPAÇÕES S.A.

By	/S/ PEDRO JEREISSATI
	Name:	Pedro Jereissati
	Title:	Chief Executive Officer

By	/S/ CELSO FERNANDEZ QUINTELLA
	Name:	Celso Fernandez Quintella
	Title:	Executive Officer

TELE NORTE LESTE PARTICIPAÇÕES S.A.

By	/S/ JÚLIO CESAR PINTO
	Name:	Júlio Cesar Pinto
	Title:	Executive Officer

By	/S/ ALEX WALDEMAR ZORNIG
	Name:	Alex Waldemar Zornig
	Title:	Chief Financial Officer

TELEMAR NORTE LESTE, S.A.

By	/S/ JÚLIO CESAR PINTO
	Name:	Júlio Cesar Pinto
	Title:	Executive Officer

By	/S/ ALEX WALDEMAR ZORNIG
	Name:	Alex Waldemar Zornig
	Title:	Chief Financial Officer

COARI PARTICIPAÇÕES S.A.

By	/S/ JÚLIO CESAR PINTO
Name: Júlio Cesar Pinto Title: Executive Officer

By	/S/ ALEX WALDEMAR ZORNIG
Name: Alex Waldemar Zornig Title: Chief Financial Officer

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